                                 EXHIBIT 10.8

               TERM LOAN, REVOLVING CREDIT AND SECURITY AGREEMENT

                                    BETWEEN

                        ABLE TELCOM HOLDING CORPORATION
                                   "BORROWER"

              TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC.
                    TRANSPORTATION SAFETY CONTRACTORS, INC.
                            BCD COMMUNICATIONS, INC.
                                  TIPCO, INC.

                                  "GUARANTORS"
                                      AND

                       SUNTRUST BANK, SOUTH FLORIDA, N.A.
                                     "BANK"

                         DATED AS OF NOVEMBER 29, 1995

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Financial Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Valid Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Location . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Labor Law Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Use and Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Judgment Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Intent and Effect of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
3.  The Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Equipment Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Notice and Manner of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Calculation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Special Loan Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Overdue Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Sales Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16




         Cross Collateralization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.  Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
5.  Conditions Precedent to Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Conditions Precedent to Initial Advance  . . . . . . . . . . . . . . . . . . . . . . .   18
         Conditions Precedent to Each Advance . . . . . . . . . . . . . . . . . . . . . . . . .   20
6.  Covenants of the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Maintenance of Business and Properties . . . . . . . . . . . . . . . . . . . . . . . .   21
         Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Merger, Sale, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Loans and Other Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         No Change in Name, Offices; Removal of Collateral  . . . . . . . . . . . . . . . . . .   24
         No Sale, Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Payment of Taxes, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Compliance; Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Funded Debt/Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Debt Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Stockholder Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Depository Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
7.  Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Receiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
8.  Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28



         Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Deposits; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Tangible Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Waiver of Marshalling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
9.  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         No Waiver, Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         No Usury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Jurisdiction, Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Multiple Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                   TERM LOAN,
                    REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of November 29, 1995 between ABLE TELCOM HOLDING CORPORATION, a Florida corporation (the "Borrower"), TRANSPORTATION SAFETY CONTRACTORS, INC., a Florida corporation, TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC., a Virginia corporation, BCD
COMMUNICATIONS, INC., a Florida corporation and TIPCO, INC., a Florida corporation (singularly a "Guarantor" and collectively the "Guarantors") and SUNTRUST BANK, SOUTH FLORIDA, N.A., (the "Bank");

                              W I T N E S S E T H
In consideration of the premises and of the mutual covenants herein contained and to induce the Bank to extend credit to the Borrower, the parties agree as follows:

         1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

                 1.1      Defined Terms.

                 "Account" shall mean any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or Instrument.

                 "Advance" shall mean an advance of proceeds of a Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                 "Advance Date" shall mean the date as of which an Advance is made.

                 "Advance Request" shall mean the written request for an Advance under the Line of Credit or the Equipment Loan as identified in Section
3.4 ("Notice and Manner of Borrowing") hereof.

                 "Affiliate" of a named Person shall mean (a) any Person owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                 "Business Day" shall mean a weekday on which commercial banks are open for business in Palm Beach County, Florida.

                 "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Code" shall mean the Uniform Commercial Code, as in effect in Florida from time to time.

                 "Collateral" means the property described in the Loan Documents, and, if not described in the Loan Documents, the following property of any Obligors, wherever located and whether now owned by an Obligor or hereafter acquired: (a) all real property owned by any Obligor, including, without limitation, any interest an Obligor may have in any real property including, without limitation, any leasehold or easement interests; (b) all Inventory; (c) all General Intangibles; (d) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services;
(e) all Equipment; (f) all Instruments (g) any other collateral in which the Bank may be hereafter granted a security interest or Lien; (h) all funds on deposit with or under the control of the Bank or its agents or correspondents; and (i) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

                 "Debt" shall mean all liabilities of a Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

                 "Debt Service" means all scheduled principal and interest payments due from Borrower during the period in question.

                 "Default Rate" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, the highest rate of interest allowed by law.

                 "Eligible Accounts Receivable" means eighty percent (80%) of the Accounts of Borrower and its wholly owned Subsidiaries which are (a) payable by an entity organized and operating in the United States and (b) aged ninety (90) days or less from billing date (or one hundred twenty (120) days or less for accounts owed by governmental entities) provided that no Account of any person or its affiliates shall be an Eligible Account Receivable if more than ten percent (10%) of the Accounts owed by such person or its Affiliates are aged more than ninety (90) days (or one hundred twenty (120) days for governmental entities).

                 "Eligible Inventory" means fifty percent (50%) of the value of Inventory consisting of finished goods owned by Borrower or its wholly owned Subsidiaries of a kind usually and customarily sold by the Borrower or its wholly owned Subsidiary and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, materially impaired in condition, value or marketability in the good faith opinion of the Bank valued at the lower of (a) FIFO cost or (b) fair market value as determined by Borrower pursuant to generally accepted accounting principles and certified by Borrower in the monthly Inventory Reports. In no event shall the Eligible Inventory exceed Two Million and no/100 Dollars ($2,000,000.00).

                 "Equipment" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code.

                 "Equipment Facility" means the availability of credit for the acquisition of New Equipment contemplated by Section 3.2 hereof.

                 "Equipment Loans" means the series of loans from Bank to Borrower under the Equipment Facility.

                 "Equipment Notes" means the promissory notes to be given by Borrower to Bank and evidencing the Equipment Loans which shall be in substantially the form of the note attached hereto as Exhibit "1.1C".

                 "Event of Default" shall mean any event specified as such in
Section 7.1 hereof ("EVENTS OF DEFAULT"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

                 "Funded Debt" means all indebtedness for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include all Funded Debt of the Borrower and the Subsidiaries, plus all Funded Debt of other entities or persons, other than subsidiaries, which has been guaranteed by the Borrower or any Subsidiary with the exception of existing SunTrust loans guaranteed by the Borrower as of the Closing Date. Funded Debt shall also include the redemption amount with respect to any stock of the Borrower or the Subsidiaries required to be redeemed within the next twelve months.

                 "General Intangibles" shall mean all intangible personal property (including things in action) except Accounts, Chattel Paper and Instruments, including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person, or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

                 "Guarantor" shall mean all Subsidiaries of Borrower and any other Person hereafter guaranteeing, endorsing or otherwise becoming liable for any Indebtedness. On the date hereof the Guarantors are Transportation Safety Contractors of Virginia, Inc., Transportation Safety, Inc., BCD Communications, Inc. and Tipco, Inc.

                 "Guaranty Agreement" shall mean any guaranty instrument now or hereafter executed and delivered by any Guarantor to the Bank, as it may be modified.

                 "Indebtedness" shall mean all obligations now or hereafter owed to the Bank by an Obligor, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on anyaccount maintained by an Obligor with the Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of an Obligor, amounts paid by the Bank under letters of credit or drafts accepted by the Bank for the account of an Obligor, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Bank which the Bank pays or incurs in discharge of obligations of an Obligor or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

                 "Instruments" means all promissory notes, letters of credit, guarantees, securities, and other items constituting "instruments" (as defined in the Code) owned or held by an Obligor, whether or not in negotiable form, and all collateral and other security therefor, whether now or hereafter existing or acquired, and all proceeds thereof and all substitutions and replacements therefor.

                 "Interest Period" shall mean a calendar month commencing on the first day of the month and ending on the last day of month provided, however, that if, any Interest Period would otherwise commence or expire on a day which is not a Business Day, the Interest Period shall commence or expire, as the case may be, on the next succeeding Business Day.

                 "Inventory" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                 "LIBOR" shall mean, for any Interest Period, the one month LIBOR quoted by the Wall Street Journal on the first day of the Interest Period at which deposits in U.S. dollars are available in the London interbank eurodollar market in London, England (rounded up, if necessary, to the nearest 1/32 of 1%).

                 "LIBOR Loans" shall mean, at any time, that portion or portions of the Loans then bearing interest at the LIBOR Rate.

                 "LIBOR Rate" shall mean the applicable LIBOR plus two and seven tenths percent (2.7%).

                 "Lien" (collectively "Liens") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

                 "Line of Credit" means the loan from Bank to Borrower evidenced by the Line of Credit Note.

                 "Line of Credit Note" means that certain promissory note dated of even date herewith in the original principal amount of up to $6,000,000 given by Borrower to Bank.

                 "Loans" shall mean the Line of Credit, the Equipment Loans, the Term A Loan and the Term B Loan.

                 "Loan Documents" shall mean this Agreement, any other Security Agreement, the Notes, any Guaranty Agreements, the Advance Requests, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

                 "Maturity Date" means, with respect to each Loan, the Maturity Date for such Loan as provided in the Note evidencing such Loan.

                 "Maximum Equipment Loans Amount" means the lesser of (a) Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) or (b) eighty percent (80%) of the actual cost of New Equipment as evidenced by copies of invoices supplied to Bank.

                 "Maximum Line of Credit Amount" shall mean the lesser of (a) Six Million and no/100 Dollars ($6,000,000.00) or (b) the sum of the Eligible Accounts Receivable and the Eligible Inventory.

                 "New Equipment" means Equipment acquired by Borrower or a Subsidiary wholly owned by Borrower after the date of this Agreement.

                 "Notes" shall mean the Line of Credit Note, the Equipment Notes, the Term A Note, the Term B Note and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

                 "Obligors" means the Borrower and the Guarantors.

                 "Permitted Debt" shall mean (a) the Indebtedness; and (b) any other Debt listed on Exhibit 1.1D hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1D; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; and (c) such other Debt as the Bank may consent to in writing from time to time.

                 "Permitted Liens" shall mean (a) Liens securing the Indebtedness; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Bank's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein;
(c) Liens described on Exhibit 1.1E hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter; and (d) such other Liens as the Bank may consent to in writing from time to time.

                 "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

                 "Prime Rate" shall mean the annual interest rate announced by SunTrust Banks of Florida, Inc., from time to time, as its Prime Rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of SunTrust Banks of Florida, Inc.). A change in the Prime Rate shall become effective from the beginning of the day on which such change is determined by the Bank.

                 "Security Agreement" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by an Obligor or other Person granting the Bank a security interest in any Collateral to secure the Indebtedness.

                 "Special Loan Account" shall mean the demand deposit account established pursuant to Section 3.8 hereof ("Special Loan Account").

                 "Stockholder Loans" means the loans described as Notes Payable to Shareholders/Officers on Borrower's July 31, 1995 financial statements and on Exhibit 1.1F hereto.

                 "Subsidiary" shall mean any corporation, partnership or other Person in which the Borrower, now or hereafter, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

                 "Tangible Net Worth" means the stockholders equity in Borrower as reported in Borrowers financial statements less any intangible assets.

                 "Term A Loan" means the loan from Bank to Borrower evidenced by the Term A Note.

                 "Term A Note" means that certain promissory note dated of even date herewith in the original principal amount of $2,750,000 given by Borrower to Bank.

                 "Term B Loan" means the loan from Bank to Borrower evidenced by the Term B Note.

                 "Term B Note" means the promissory note dated of even date herewith from Borrower to Bank in the original principal amount of $1,250,000.

                 1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

         2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, Obligors make the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Bank to the
Borrower:

                 2.1 Valid Existence and Power. The Borrower is a corporation and each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. Each of the Obligors and each other Person which is a party to any Loan Documents (other than the Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

                 2.2 Authority. The execution, delivery and performance thereof by Obligors and each other Person (other than the Bank) executing any Loan Document have been duly authorized by all necessary action of each Obligor and its shareholders and by such other Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected other than the Loan Documents.

                 2.3 Financial Condition. Other than as disclosed in the projected consolidated financial results for the Obligors' fiscal year ending October 31, 1995 delivered to the Bank on or prior to the date hereof, the Obligors have no direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments except as described on Exhibit 2.3 (if any). Obligors are not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Obligors, such as general economic or industry trends) concerning the conditions or future prospects of the Obligors which has not been fully disclosed to the Bank, including any material adverse change in the operations or financial condition of Obligors since the date of the most recent financial statements delivered to the Bank.

                 2.4 Litigation. Except as disclosed on Exhibit 2.4 (if any), there are no suits or proceedings pending, or to the knowledge of the Obligors threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Obligors or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Obligors.

                 2.5 Agreements, Etc. None of Obligors is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is any Obligor in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

                 2.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by any Obligor or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

                 2.7 Title. One of the Obligors has good title to all of the assets shown in the consolidated financial statements of Obligors free and clear of all Liens, except Permitted Liens. One of the Obligor's alone has full ownership rights in all Collateral.

                 2.8 Collateral. The security interests granted to the Bank herein and pursuant to any other Loan Document (a) constitute and, as to subsequently acquired property included in the Collateral will constitute, security interests under Florida law (including the Code) entitled to all of the rights, benefits and priorities provided by Florida law (including the Code) and the Loan Documents (b) are, and as to subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens.

                 2.9 Location. The chief executive office of the Obligors where the Obligors' business records are located is the address designated for notices in Section 9.4 ("Notices") and the Obligors' other places of business are listed on Exhibit 2.9 attached hereto.

                 2.10 Taxes. Obligors have filed all federal and state income and other tax returns which, to the best knowledge of the Obligors, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Obligors are not subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Each of Obligors have paid all sales and excise taxes payable by it.

                 2.11 Withholding Taxes. Each of the Obligors has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

                 2.12 Labor Law Matters. No goods or services have been or will be produced by the Obligors in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

                 2.13 Accounts. Each Account, Instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) to the best of the Obligor's knowledge are not subject to any defense, setoff, claim or counterclaim of a material nature against the Obligors except as to which the Obligors have notified the Bank in writing; and (c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Obligors have notified the Bank in writing.

                 2.14 Use and Location of Collateral. The Collateral is located only, and shall at all times be kept and maintained only, at the Obligors' location or locations as described herein.

                 2.15 Judgment Liens. Neither Obligors, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

                 2.16 Intent and Effect of Transactions. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Obligors have been, are now, or may hereafter become indebted; (b) do not render any Obligor insolvent nor is the Obligor insolvent on the date of this Agreement; (c) do not leave the Obligor with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and (d) are not entered into with the intent to incur, or with the belief that any Obligor would incur, debts that would be beyond its ability to pay as such debts mature.

                 2.17     Subsidiaries.  All of the Subsidiaries are listed on
Exhibit 2.17 attached hereto.

                 2.18 Hazardous Materials. The Obligors' and Subsidiaries' property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor do any of such persons engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials other than vehicle fuel and lubricants used in the ordinary course of the operation of such person's business, all of which are stored, applied, disposed of and otherwise handled in accordance with applicable laws, rules and regulations.

                 2.19 ERISA. Obligors have no pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Obligors have furnished to the Bank true and complete copies of the latest annual report required to be filed pursuant to
Section 104 of ERISA, with respect to each employee benefit plan or other plan maintained for employees of the Obligors and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA ("Reportable Event"), or the filing of a notice of intent to terminate under Section 4041 of ERISA. Obligors have no unfunded liability with respect to any such plan.

                 2.20 Guarantors. Each of the Guarantors will derive substantial financial benefit from the making of the Loans to Borrower by reason of the interrelation of businesses of the Obligors.

         3.      The Loans

                 3.1 Line of Credit. The Bank may from time to time lend to the Borrower under the Line of Credit principal amounts for working capital to be used in the operation of the Borrower's or a Subsidiary's business. The Line of Credit Note shall evidence the outstanding principal balance of the Line of Credit, as it may change from time to time. Advances under the Line of Credit shall be subject to the following terms:

                 (a) The Borrower shall not request and the Bank will not be required to make or consider requests for Advances of the Line of Credit after February 28, 1997 provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances of the Line of Credit made by the Bank after such date (as it may be extended) shall be binding on the Borrower and any Guarantor or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

                 (b) Should there occur any overdraft of any deposit account maintained by the Borrower with the Bank, the Bank may, at its option, disburse funds (whether or not in excess of the Maximum Line of Credit Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Line of Credit proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Bank to fund such overdraft;

                 (c) The outstanding balance of the Line of Credit may increase and decrease from time to time, and Advances thereunder may be repaid and re-borrowed, but the total of Advances outstanding at any one time under the Line of Credit shall never exceed the Maximum Line of Credit Amount unless Bank, in its sole discretion, agrees to allow the outstanding Advances to exceed the Maximum Line of Credit Amount. The Borrower shall immediately pay to the Bank any amount by which the Line of Credit exceeds the Maximum Line of Credit Amount. The Bank may, in its discretion, make, or permit to remain outstanding, Advances to the Borrower in excess of the Maximum Line of Credit Amount and all such amounts shall be part of the Line of Credit and Indebtedness, shall bear interest as provided in the Line of Credit Note, shall be payable on demand and shall be entitled to all rights and security provided for herein and in all other Loan Documents.

                 (d) Advances under the Line of Credit may not be requested more often than once a week.

                 3.2 Equipment Facility. The Bank may lend to the Borrower under the Equipment Facility principal amounts for the purchase of New Equipment by Borrower or its wholly owned Subsidiaries. Advances of Equipment Loans shall be subject to the following terms:

                 (a) The aggregate principal amount of the Equipment Loans advanced over the term of the Equipment Facility shall not exceed the Maximum Equipment Loans Amount. Amounts borrowed and repaid may not be reborrowed as the Equipment Loans are not made pursuant to a revolving credit facility.

                 (b) The Borrower shall not request and the Bank will not be required to make or consider requests for Advances of the Equipment Facility after February 28, 1997 provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances of the Equipment Loans made by the Bank after such date (as it may be extended) shall be binding on the Borrower and any Guarantor or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

                 (c) Principal and interest under each Equipment Loan shall be payable pursuant to a separate amortization schedule consistent with the Bank's then current policy for loans secured by equipment of the type of the New Equipment purchased with such Equipment Loan as evidenced by a separate Equipment Note to be executed at the time of each Advance under the Equipment Facility.

                 (d) Equipment Loans may not be requested more often than once a month.

                 3.3 Term Loans. On the date of this Agreement, Bank has fully funded the Term A Loan and the Term B Loan to Borrower as evidenced by the Term A Note and the Term B Note.

                 3.4 Notice and Manner of Borrowing. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Line of Credit and the Equipment Loans. The Borrower shall deliver a written and signed Advance Request to the Bank not later than 12:00 noon, prevailing Eastern time, on the Business Day prior to the proposed Advance Date, in the form attached hereto as Exhibit 3.4(a) for Advances under the Line of Credit and Exhibit 3.4(b) for Advances under the Equipment Loans, and a reconciliation from the previous Advance Request (or monthly report), specifying the proposed Advance Date (which shall be a Business Day), the interest rate elected for such Advance (if applicable) and the amount of the proposed Advance, and providing such other information as the Bank may reasonably require.

                 3.5 Interest Rate. The outstanding principal balance of each of the Loans outstanding from time to time shall accrue interest at the Prime Rate unless Borrower has elected to have a Loan or portion of a Loan be treated as a LIBOR Loan in which event such LIBOR Loan shall accrue interest at the LIBOR Rate. Borrower's designation of each LIBOR Loan shall be subject to the following conditions:

                 (a) Not less than two (2) Business Days prior to the date on which Borrower proposes to have a portion of the Loans converted to a LIBOR Loan, Borrower must provide Bank written notice specifying the amount of the LIBOR Loan which shall be in a principal amount equal to $100,000 or multiples of $100,000 and the date on which the new portion of the Loans is to be converted to a LIBOR Loan.

                 (b) From and after the date designated for such LIBOR Loan the principal amount thereof shall bear interest at the LIBOR Rate until Borrower gives Bank at least two Business Days prior written notice of its election to have the principal amount of such LIBOR Loan bear interest at the Prime Rate. In no event shall the interest rate on any LIBOR Loan be changed to the Prime Rate except on the first day of an Interest Period.

                 (c) Borrower shall have no right to designate a LIBOR Loan if a Default or an Event of Default has occurred and is continuing.

                 (d) Any notice delivered by the Borrower to the Bank as provided in this Section 3.5 shall be irrevocable and binding upon the Borrower upon receipt by the Bank.

                 (e) If at any time the Bank shall determine that the making or continuation of the LIBOR Rate has become unlawful or impracticable as a result of its good-faith compliance with any law, rule, regulation, guideline, policy, order, judgment or decree, whether or not having the force of law, issued after or as of the date hereof by any governmental authority having jurisdiction over the Bank (which determination by the Bank, absent manifest error, shall be final and conclusive), the Bank shall transmit notice to the Borrower and (i) the Bank's obligations to continue the LIBOR Rate hereunder shall promptly terminate and
(ii) any Loans then accruing interest at the LIBOR Rate shall immediately accrue interest at the Prime Rate.

                 3.6 Net Payments. All payments by the Borrower under this Agreement and the Notes shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. Notwithstanding anything to the contrary contained in this Section 3.6, the Borrower shall not be liable for the payment of any tax on or measured by net income or portion thereof of the Bank pursuant to the income tax laws of the United States, the State of Florida or the jurisdiction where the office making or carrying the Loans is located. The Borrower shall pay all Taxes when due (and indemnify the Bank against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Bank any certificates, receipts and other documents which may be required (in the judgment of the Bank) to establish any tax credit to which that Bank may be entitled. The obligations of the Borrower under this
Section 3.6 shall survive the termination of this Agreement and the repayment of the Loans, but such obligations shall terminate as to any claim or liability for which the Borrower is responsible pursuant to this Section 3.6 on the same date that any such claim or liability is barred by any applicable statute of limitations.

                 3.7 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Bank shall otherwise elect.

                 3.8 Special Loan Account. Upon the occurrence of an Event of Default and demand by Bank, the Borrower shall establish and maintain with the Bank, during the term of the Loans, a demand deposit account (the "Special Loan Account"). From and after occurrence of an Event of Default, the Borrower shall deposit in the Special Loan Account, as received, all proceeds from the sale of Inventory and collection of Accounts and other Collateral in the form of checks, drafts, cash or the like, and all such proceeds shall constitute Collateral. Upon receipt of written instructions from the Bank after an Event of Default, the Borrower shall direct (by instruction on invoices and otherwise) all Account Debtors to make payments to a designated post office box under the control of the Bank, which payments shall be deposited directly into the Special Loan Account. The

Borrower shall pay the Bank's reasonable fees and charges in connection with such lock-box arrangement.

                 3.9 Prepayment. Borrower shall have the right to prepay any Loan, in whole or in part; provided that no such prepayment shall be made with respect to any portion of the Loan then bearing interest at a LIBOR Rate unless the Borrower also complies with the provisions of this Section. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. All prepayments of a Loan shall include accrued interest upon the principal amount being prepaid to the date of the payment. The Borrower shall indemnify the Bank for all losses and any direct or indirect costs, including the costs of re-employment of funds at rates lower than the costs to the Bank of such funds and the costs paid by the Bank to acquire funds to carry a LIBOR Loan, which the Bank may sustain, as a consequence of:

                 (a) the occurrence of any Event of Default under this Agreement which results in the acceleration of any portion of the Loan bearing interest at the LIBOR Rate; or

                 (b) the prepayment by the Borrower of any principal amount of the Loan bearing interest at the LIBOR Rate prior to the expiration of the applicable Interest Period.

                 The Bank shall submit a request for indemnification in writing to the Borrower promptly following the occurrence of the event which formed the basis for the request for indemnification, which request shall reasonably detail the basis for such request. Such notice as to any additional amount or amounts required to be paid to the Bank shall be calculated by the Bank in good faith and, in the absence of manifest error, shall be final and conclusive.
The Borrower shall pay upon demand the additional amount or amounts requested by the Bank pursuant to this Section.

                 3.10 Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

                 3.11 Sales Tax. The Borrower shall notify the Bank if any Account includes any sales or other similar tax and the Bank may at Bank's option either disburse amounts to Borrower from the Special Loan Accounts for payment to the taxing authority if the Special Loan Account contains sufficient amounts to pay or remit any such taxes directly to the taxing authority and make Advances or charge the Special Loan Account therefor. In no event shall the Bank be liable for any such taxes.

                 3.12 Cross Collateralization. Borrower agrees that, notwithstanding the provisions of any of the Loan Documents and further notwithstanding the existence of the separate Notes or any other separate expression of or security for the Indebtedness, all of the Collateral, is encumbered as security for all of the Indebtedness by this Agreement or by other Loan Documents. It is the intention of Borrower and Bank that the liens and security interests created by the Loan Documents encumber all of the Collateral to secure all of the Indebtedness. Bank shall have the right to proceed against any of the Collateral to collect any or all of the Indebtedness in such order as Bank shall deem proper. Bank shall not be obligated to proceed against or to release any particular portion of the Collateral because the Collateral is described in one of the Loan Documents creating a lien or security interest but not in others.


                 3.13 Yield Protection. In the event that after the date hereof any change occurs in an applicable law, regulation, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority or any change occurs in any condition imposed by any authority on or prior to the date hereof, which:

                 (a) subjects the Bank to any tax, duties or other charges, or changes the basis of taxation of payments to the Bank on account of principal of or interest on the principal of the Loan by virtue of the LIBOR Rate or Prime Rate or imposes any fees in respect of other amounts payable to the Bank hereunder, bearing interest at the LIBOR Rate or Prime Rate (other than any change in the rate of tax based solely on the overall net income of the Bank imposed by either (i) the United States; or (ii) the State of Florida; or (iii) the jurisdiction where the office making the Loan or holding the Notes is located); or

                 (b) imposes, modifies or determines to be applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of the Bank in connection with a Loan bearing interest at a LIBOR Rate or Prime Rate to the extent the amount of which exceeds, or was not applicable at the time of the execution of this Agreement; or

                 (c) imposes upon the Bank any other condition with respect to the LIBOR Rate or the Prime Rate or the Bank's obligation to allow a LIBOR Rate or Prime Rate hereunder; which, as a result thereof, (i) increases the cost to the Bank of permitting or maintaining the LIBOR Rate or Prime Rate, or (ii) reduces the net amount of any payment received by the Bank in respect of the LIBOR Rate or Prime Rate (whether of principal, interest, commitment fees or otherwise); or (iii) requires the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of the LIBOR Rate or Prime Rate, in each case by an amount which the Bank in its sole judgment deems material.

                 Then and in any such case the Borrower shall pay to the Bank on demand such amount or amounts as will compensate the Bank for any increased cost, deduction or payment actually incurred or made by the Bank. Bank shall notify Borrower of the imposition of such tax, duty, charge, reserve, requirement or condition within ninety (90) days after the same is imposed and becomes applicable to the Loans or any Indebtedness pursuant to this Agreement. The demand for payment made by the Bank shall state the subjection or change which has occurred or the reserve or deposit requirements or other conditions which have been imposed on the Bank or the request, direction, or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the way in which such amount has been calculated in reasonable detail. The amounts payable pursuant to this Section shall be calculated by the Bank in good faith, and, in the absence of manifest error, be conclusive evidence of the amount thereof.

                 The protection of this Section shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event the Borrower pays to the Bank the amount necessary to compensate the Bank for any charge, deduction or payment incurred or made by the Bank as provided in this Section and such charge, deduction or payment or any part thereof is subsequently returned to the Bank as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then the Bank shall remit to the Borrower the amount paid by the Borrower which has actually be returned to the Bank, less any costs and expenses incurred by the Bank in connection with such governmental regulation or any challenge made by the Bank with respect to its validity or applicability.

         4. Commitment Fees. Borrower shall pay Bank a commitment fee of three eighths of one percent (3/8%) of the principal amounts of each Advance under the Equipment Facility payable on the date of such Advance.

         5. Conditions Precedent to Borrowing. Prior to any disbursement of the proceeds of any Loan, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

                 5.1 Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, the Bank will not make a disbursement of any portion of any Loan unless and until the following conditions shall have been satisfied:

                 (a) Loan Documents. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Notes, and other Loan Documents required by Bank, all in form and substance reasonably satisfactory to the Bank.

                 (b) Supporting Documents. The Borrower shall cause to be delivered to the Bank the following documents:

                          (i) A copy of the governing instruments of the Borrower and each Guarantor and a good standing certificate of the Borrower and each Guarantor certified by the appropriate official of the State of Florida and

                          (ii) Incumbency certificates and certified resolutions of the boards of directors (or other appropriate Persons) of the Borrower and each other Person executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents; and

                 (c) UCC Searches. UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral which is personal property other than the security interests of the Bank.

                 (d) Opinion of Obligors' Counsel: Obligors shall cause to be addressed and delivered to Bank an opinion of counsel for Obligors, in form and content reasonably satisfactory to Bank.

                 (e) Insurance. The Borrower shall have delivered to the Bank satisfactory evidence of insurance meeting the requirements of Section 6.3 ("Insurance").

                 (f) Perfection of Liens. The UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by the Obligors shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Loan Document; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Notes and the other Loan Documents shall have been paid.

                 (g) Additional Documents. The Obligors shall have delivered to the Bank all additional opinions, documents, certificates and other assurances that the Bank or its counsel may reasonably require.

                 5.2 Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request:

                 (a) Advance Request. The Borrower shall have delivered to the bank an Advance Request and other information, as required under in
Section 3.4 ("Notice and Manner of Borrowing").

                 (b) No Default. No default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (c) Correctness of Representations. All representations and warranties made by the Obligors herein or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (d) No Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of the Obligors from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                 (e) Periodic Report. The Bank shall have received a current Accounts Receivable Report, Accounts Payable Report and a current Inventory Report (as required by Section 6.6 ("Financial Information") satisfactory to Bank in its sole discretion.

                 (f) Further Assurances. The Obligors shall have delivered such further documentation or assurances as the Bank may reasonably require.

         6. COVENANTS OF THE BORROWER. Obligors covenant and agree that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Obligors:

         6.1 Use of Loan Proceeds. Shall use the proceeds of the Loans only for the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the Bank all evidence that it may reasonably require with respect to such use.

         6.2 Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all of its property used or useful in the conduct of its business, including, without limitation, the Collateral, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material, needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

         6.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law or customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Bank. All liability policies shall name Bank as an additional named insured, as its interests may appear. The hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Bank; and shall name and directly insure the Bank its successors and assigns as secured party and loss payee under an endorsement acceptable to Bank. Each policy must contain a provision that Bank will receive 30 days' prior written notice of expiration, cancellation, termination or modification of such policy.

         6.4 Notice of Default. Shall provide to the Bank immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

         6.5 Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Bank may desire) by the Bank as the Bank may deem necessary or desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Bank.

         6.6 Financial Information. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:

                 (a) Periodic Accounts Receivable, Accounts Payable and Inventory Reports. Within 20 days of the end of each month reports certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as being accurate and complete (i) listing all Accounts and Eligible Accounts Receivable of the Borrower and its wholly owned Subsidiaries as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor and such other information as the Bank may require in order to verify the Accounts, (ii) listing all accounts payable of the Obligor's as of the last Business Day of such month (the "Accounts Report") which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as the Bank may require in order to verify such account, and (iii) listing all Inventory and Eligible Inventory of the Borrower and its wholly owned Subsidiaries as of the last Business Day of such month (the "Inventory Report), the cost thereof, the date of acquisition, and such other information as the Bank may require relating thereto, all in reasonable detail and in form acceptable to the Bank;

                 (b) Monthly Reports. Within 20 days after the end of each month reports of the results of Borrower's domestic operations for such month and within 30 days after the end of each month a consolidated income statement and a consolidated balance sheet for the operation of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, as at the end of such month and year to date, each certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as being accurate and complete.

                 (c) Quarterly Reports. Within 60 days after the end of each calendar quarter, a consolidated income statement and a balance sheet for the operation of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, as at the end of such quarter and year-to-date, each certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower as being accurate and complete;

                 (d) Annual Reports. Within 120 days after the end of each fiscal year, a consolidated income statement and a reconciliation of surplus statement of the Borrower and its Subsidiaries for such year, and a consolidated balance sheet of Borrower and its

Subsidiaries as of the end of such year, prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Bank; and

                 (e) No Default Certificates. Together with each report required by Subsection (c) and (d), shall submit a certificate of its Chief Executive Officer or Chief Financial Officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto, and in addition, shall cause the Borrower's independent auditors to submit to the Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof; and shall also cause each Guarantor to submit a financial statement not less frequently than annually, in a form reasonably satisfactory to the Bank. In addition to the financial statements required herein, the Bank reserves the right to require other or additional financial or other information concerning the Borrower, the Guarantors and/or the Collateral as Bank may reasonably require.

                 (f) Securities Filings. Shall provide Bank with copies of all form 10-K, 10-Q or other filings or information relating to the Obligors immediately after filing with the SEC or any state securities regulator.

                 6.7 Debt. Shall not create or permit to exist any Debt of any Obligor, including any guaranties or other contingent obligations, except Permitted Debt.

                 6.8 Liens. Shall not create or permit to exist any Liens on any of its property except Permitted Liens.

                 6.9 Merger, Sale, Etc. Shall maintain its corporate existence, good standing and necessary qualifications to do business and, except as provided in Section 6.20, shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business).

                 6.10 Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) investments in Subsidiaries existing on the date hereof, and (e) endorsement of negotiable instruments for collection in the ordinary course of business.

                 6.11 Change in Business. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

                 6.12 Accounts. (a) shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

                 6.13     Transactions with Affiliates.  Shall not directly or
indirectly purch       ase, acquire or lease any property from, or sell,
transfer or lease any property to, or otherwise deal with, except in the ordinary course of business, any Affiliate.

                 6.14 No Change in Name, Offices; Removal of Collateral. Shall not, unless it shall have given 60 days' advance written notice thereof to the Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("Location").

                 6.15 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

                 6.16 Margin Stock. Shall not use any proceeds of the Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

                 6.17 Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other assurances).

                 6.18 Subordination. Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to the Bank.

                 6.19 Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Except as otherwise provided in this Agreement, unless approved in writing by the Bank, Obligors shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

                 6.20 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries without Bank's prior written consent and shall cause the newly formed or acquired Subsidiaries to join in this Agreement as an Obligor and to provide Guarantees of the Indebtedness promptly after forming or acquiring such subsidiaries. In no event shall the proceeds of any Loan be used to acquire H.C. Investments, Inc. or H.C. Connell, Inc. or to fund the operations of such company in any way. No Obligor shall guarantee any Debt of or H.C. Investments, Inc. or H.C. Connell, Inc. directly or indirectly. New Subsidiaries may be acquired without the prior written consent of the Bank provided Borrower provides prior written notice to the Bank containing a certification that the terms of this Agreement and the special terms outlined below will be complied with after said acquisition. The special terms are:

                 (a) The Subsidiary to be acquired is engaged in one of the three primary lines of business for the Borrower -- highway signage, telecommunications or utility installation; and

                 (b) The ratio of the combined earnings before deduction of interest, taxes, depreciation, amortization and lease payments of Borrower and the Subsidiary to be acquired calculated on a trailing four quarters basis for both the Borrower and the Subsidiary to be acquired, divided by the combined projected interest, principal and lease payments of Borrower and the Subsidiary to be acquired, calculated for the four quarters after acquisition shall be greater than 1.75X.

                 6.21 Net Worth. Shall maintain Borrowers Tangible Net Worth at the end of each quarter beginning with the quarter ending October 31, 1995, at not less than Nine Million Three Hundred Thousand and no/100 Dollars ($9,300,000.00).

                 6.22 Funded Debt/Tangible Net Worth. Shall assure that the ratio of Borrower's total Funded Debt to the Borrower's Tangible Net Worth shall be less than 1.40X. This ratio shall be tested on a quarterly basis beginning October 31, 1995.

                 6.23 Debt Service. Shall assure that Borrower's earnings before deduction of interest payments, taxes, depreciation and amortization shall be greater than 1.20 x Debt Service measured quarterly beginning January 31, 1996 for the trailing four quarters. For the purpose of testing compliance with the covenants in Sections 6.21, 6.22 and 6.23, the financial results of H.C. Investments, Inc. and H.C. Connell, Inc. will not be included.

                 6.24 Stockholder Loans. Shall not repay the Stockholders Loans (a) prior to the January 1996 due date therefore (b) if repayment would negatively impact Borrower's working capital in Bank's reasonable judgment (c) if Borrower's audited financial statements for the fiscal year ending October 31, 1995 show a material adverse change in Borrower's financial condition from that reflected in Borrower's financial statements provided the Bank prior to the date of this Agreement or (d) if such repayment would result in the violation of any covenant contained in this Agreement.

                 6.25 Further Assurances. Shall take such further action and provide to the Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

                 6.26 Withholding Taxes. Shall pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

                 6.27 Depository Accounts. Shall at all times when any Indebtedness is outstanding cause the primary operating accounts of Borrower and the Subsidiaries to be established and maintained at the Bank.

         7.      DEFAULT.

                 7.1 Events of Default. Each of the following shall constitute an Event of Default:

                 (a) Any material representation or warranty made by the Borrower or any other party to any Loan Document (other than the Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material and adverse respect when made; or

                 (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on any of the Notes, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness); or

                 (c) There shall occur any default by the Borrower or any other party to any Loan Document (other than the Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 7 and such default is not cured within fifteen (15) days after Bank gives Borrower written notice of such default unless a different grace period is provided in this Agreement or another Loan Document; or

                 (d) Any other obligation now or hereafter owed by the Borrower or any Guarantor to the Bank shall be in default and not cured within any period of grace provided therein or any such Person shall be in default under any obligation in excess of $50,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                 (e) The Borrower or any Guarantor shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,
(ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (f) without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Borrower or any Guarantor any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of Borrower or any Guarantor, or of all or any substantial part of the assets of Borrower or any Guarantor, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts and such action shall not be dismissed within sixty (60) days after filing; or

                 (g) Any security interest or Lien of the Bank hereunder or under any other Loan Document shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

                 (h) There shall occur any material loss, theft, damage or destruction of any of the Collateral in excess of $100,000, which loss is not fully insured; or

                 (i) A judgment in excess of $50,000 shall be rendered against the Borrower or any Guarantor and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $50,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower, or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                 (j) Any Guarantor shall repudiate or revoke any Guaranty Agreement.

                 7.2 Remedies. If any Event of Default shall occur, the Bank may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans and/or declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower and/or any Guarantor to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

                 7.3 Receiver. In addition to any other remedy available to it, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Obligors and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

         8.      SECURITY AGREEMENT.

                 8.1      Security Interest.

                 (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Obligors hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Obligors to the Bank, the Obligors hereby pledge to the Bank and give the Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Obligors in and to the Collateral, whether now owned or hereafter acquired by the Obligors.

                 (b) Except as herein or by applicable law otherwise expressly provided, the Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Obligors agree to take such steps. In any case the Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Obligor may have reasonably requested the Bank to take and the Bank's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Bank of specified items of Collateral against any liability of the Obligors shall waive or affect any security interest in or Lien against other items of Collateral or any of the Bank's options, powers or rights under this Agreement or otherwise arising.

                 (c) At any time and from time to time after an Event of Default, Bank may, with or without notice to the Obligors, (i) transfer into the name of the Bank or the name of the Bank's nominee any of the Collateral,
(ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Bank of any amounts due or to become due thereon and (iii) receive and after an Event of Default direct the disposition of any proceeds of any Collateral.

                 8.2      Remedies.

                 (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Bank, the Obligors will promptly assemble the Collateral and make it available to the Bank at a place to be designated by the Bank. The Obligors agree that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Obligors if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least ten days before the action to be taken. The Obligors shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

                 (b) If an Event of Default shall have occurred and be continuing, the Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in an Obligors' name or the Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Obligors appoint the Bank as the Obligors' attorney-in-fact to endorse any Obligors' name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds after an Event of Default.

                 8.3 Entry. Obligors hereby irrevocably consent to any act by the Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral after an Event of Default and each Obligor hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                 8.4 Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, Obligors authorize the Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds after an Event of Default.

                 8.5 Other Rights. Obligors authorize the Bank without affecting the Obligors' obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

                 8.6 Accounts. After an Event of Default, the Bank may notify any Account Debtor of the Bank's security interest and may direct such Account Debtor to make payment directly to the Bank for application against the Indebtedness. Any such payments received by or on behalf of an Obligor at any time, after an Event of Default, shall be the property of the Bank, shall be held in trust for the Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of an Obligor in an account with the Bank) and shall be immediately delivered to the Bank in the form received. The Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

                 8.7 Tangible Collateral. Except as otherwise provided herein or agreed to in writing by the Bank, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Bank, promptly assemble all tangible Collateral for delivery to the Bank or its agents. No tangible Collateral shall be allowed to become a fixture unless the Bank shall have given its prior written authorization.

                 8.8 Waiver of Marshalling. Each Obligor hereby waives any right it may have to require marshalling of its assets.

         9.      MISCELLANEOUS.

                 9.1 No Waiver, Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

                 9.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to an Obligor, and until this Agreement is formally terminated in writing.

                 9.3 Expenses. Whether or not the Loans herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral.
If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or an Obligors' or Bank's interests therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Obligors agree to pay and save the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loans and termination of this Agreement.

                 9.4 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail provided such delivery is evidenced by a receipt or other written proof of delivery or refusal of delivery or inability to deliver and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):


The Bank:                         SUNTRUST BANK, SOUTH FLORIDA, N.A.
                                  501 EAST LAS OLAS BOULEVARD
                                  FT. LAUDERDALE, FLORIDA  33301
                                  ATTN: CORPORATE BANKING DEPARTMENT 7TH FLOOR

The Obligors:                     ABLE TELCOM HOLDING CORPORATION
                                  1601 FORUM PLACE, SUITE 1110
                                  WEST PALM BEACH, FLORIDA  33401
                                  ATTN: MR. WILLIAM J. MERCURIO

Copy to:                          DONN A. BELOFF, ESQ.
                                  PROSKAUER, ROSE, GOETZ, & MENDELSOHN
                                  2255 GLADES ROAD, SUITE 340
                                  BOCA RATON, FL  33431-7360

               . . . . . . . . . . . . . . . . . . . . . . . .


Delivery of notice to Borrower's counsel shall be a courtesy copy only and failure to deliver to Borrower's counsel shall not affect the effectiveness of delivery to Borrower.

                 9.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

                 9.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Obligors and the Bank, and their respective successors and assigns; provided, that the Obligors may not assign any of their rights hereunder without the prior written consent of the Bank, and any such assignment made without such consent will be void.

                 9.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                 9.8 No Usury. Notwithstanding anything contained in this Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Obligors if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Bank or paid by an Obligor, the Obligor shall be entitled to the reimbursement of such excess.

                 9.9 Powers. All powers of attorney granted to the Bank are coupled with an interest and are irrevocable.

                 9.10 Approvals. If this Agreement calls for the approval or consent of the Bank, such approval or consent may be given or withheld in the reasonable discretion of the Bank unless otherwise specified herein.

                 9.11     Jurisdiction, Service of Process.

                 (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any. court in respect thereof may be brought in the courts of Palm Beach County, Florida, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against the Obligors by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Obligors agree that such service shall be valid in all respects for establishing personal jurisdiction over it.

                 (b) In addition, the Obligors hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Palm Beach County, Florida or in such District Court has been brought in an inconvenient forum.

                 9.12 Multiple Borrowers. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Borrower is a party shall be joint and several.

                 9.13 Waiver of Jury Trial. THE OBLIGORS AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     SUNTRUST BANK, SOUTH FLORIDA, N.A.

                                     By: Mark H. Stewart
                                         --------------------------------
                                     Print Name: Mark H. Stewart
                                                -------------------------
                                     Title: Vice President
                                           ------------------------------

                                     ABLE TELCOM HOLDING CORP., a
                                     Florida corporation

                                     By: William J. Mercurio
                                        ---------------------------------
                                     Print Name: William J. Mercurio
                                                -------------------------
                                     Title: President
                                           ------------------------------

                            TRANSPORTATION SAFETY CONTRACTORS
                            OF VIRGINIA, INC., a Virginia corporation

                            By: William J. Mercurio
                               --------------------------------------
                            Print Name: William J. Mercurio
                                       ------------------------------
                            Title: Executive Vice President
                                  -----------------------------------

                            TRANSPORTATION SAFETY CONTRACTORS, INC., a Florida corporation

                            By: William J. Mercurio
                               --------------------------------------
                            Print Name: William J. Mercurio
                                       ------------------------------
                            Title: Executive Vice President
                                  -----------------------------------

                            BCD COMMUNICATIONS, INC., a Florida corporation

                            By: William J. Mercurio
                               --------------------------------------
                            Print Name: William J. Mercurio
                                       ------------------------------
                            Title: Executive Vice President
                                  -----------------------------------


                            TIPCO, INC., a Florida corporation

                            By: William J. Mercurio
                               --------------------------------------
                            Print Name: William J. Mercurio
                                       ------------------------------
                            Title: Executive Vice President
                                  -----------------------------------

                                  EXHIBIT 1.1C



                 FORM PROMISSORY NOTE EVIDENCING EQUIPMENT LOAN

SUNTRUST                                                                                                             PROMISSORY NOTE
$_________________________                                                                              _____________________, 19___
        The undersigned (whether one or more hereinafter called "Maker"), jointly and severally, promise(s) to pay to the order of
______________________________________________________________________________________ (herein called "Bank") at its offices located at _____________________________________, Florida, ___________________________________________________ Dollars ($________________),
together with interest from the date hereof at the rate hereinafter provided, and applicable fees in the following manner:
REPAYMENT SCHEDULE:
[ ]  Single Payment       Principal Due in Full On:_________________________________________________________________________________
                          Interest Payable:_________________________________________________________________________________________
[ ]  Installment Payment  (including interest): In _______________________________                   _______________________________
                                                               (No.)                                             (Period)

                          Installments of $_________________ commencing on __________, 19___, and on the same day of each successive ___________________ thereafter, together with a FINAL PAYMENT of $________ due and payable on
                          __________, 19___.
[ ]  Installment Payment  (plus interest):______________________
                                                   (No.)
                          Principal installments of $_______________, plus interest, commencing on ________, 19___, and on the same day of each successive _________________ thereafter, together with a FINAL PAYMENT of $_____________, plus accrued interest due and payable on ________________, 19___.
[ ]  Multiple Payment     Principal and interest are payable as follows: ___________________________________________________________
                          __________________________________________________________________________________________________________
                          __________________________________________________________________________________________________________
[ ]  ON DEMAND            Principal payable ON DEMAND with interest payable ________________________________________________________
                          commencing on ____________ and each ________________ thereafter.
[ ]  Prepayment Right     Bank shall have the absolute and unconditional right, at its sole discretion, to require Maker to pay the entire loan balance, along with accrued unpaid interest at any time after the sixty-first (61st)
                          month from the note date.  If the bank elects to exercise such right of payment, Bank will provide Maker ninety (90) days prior written notice of its intention to demand payment.  If Bank does not exercise such right of payment, the loan balance outstanding, along with accrued unpaid interest is due and payable on the one hundred twentieth (120th) installment.
THE INTEREST RATE IS AS FOLLOWS: [ ] If checked here, the interest rate provided herein shall be computed on the basis of a
365 day year and shall be calculated for the actual number of days elapsed.  If not checked, the interest rate shall be computed on the basis of a 360 day year and shall be calculated for the actual number of days elapsed.
Variable Interest rate
[ ]  Not applicable
[ ]  Applicable, provided however that the interest rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by law. If this loan is for a consumer purpose and is secured by a dwelling, the maximum interest rate charged will never exceed 18% per annum or the state usury ceiling, whichever is less.
If applicable, the interest rate stated herein shall, from time to time, automatically increase or decrease so that at all times it shall be equivalent to (check appropriate box and complete):
[ ]  ______% over the annual interest rate announced by _____________________, from time to time, as the prime rate
     (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of Sun Banks, Inc.).  Any such change in prime rate will increase or decrease your periodic interest payments.  Any change in prime rate shall be effective at the beginning of the business day on which such change is announced; or,
[ ]  _____% over the ______________________________________________________________________________________________________________
     ______________________________________________________________________________________________________________________________
FIXED RATE                [ ] Applicable at ________% per annum, simple interest.    [ ] Not Applicable
LATE CHARGE FEE           If a payment is late, you may be charged 5% of such payment as a late charge.  A payment which is not received on the due date shall be deemed late.
SERVICE FEE               A service fee of the lesser of $50.00 or 2 percent of the princpal amount of this loan will be charged.
                          The service fee charge will not be refunded in the event of prepayment.
ADDITIONAL FEES           The Bank may charge various additional fees for servicing or processing the loan.  The name of the fee shall describe the work performed.
        In the event any installment of principal or interest or any  part thereof is not paid when it becomes due, or in the event of any default hereunder, the principal sum remaining unpaid hereunder, together with all accrued and past due interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.
        Notwithstanding any rate of interest provided herein, the interest rate on any payment or payments of principal or interest, or any part thereof, which is not made when due shall, thereafter, be at the maximum rate allowed, from time to time, by law.
Minimum interest of $10.00 on any single payment loan or $15.00 on any installment loan will be charged.
This note is     [ ] SECURED      [ ] UNSECURED   (Notwithstanding the fact that this note is marked 'unsecured', Maker understands and agrees that any other security interest the Bank now holds or may hereafter acquire from the Maker may secure this note).
        As security for the payment of this note Maker has pledged or deposited with Bank and hereby grants to Bank a security interest in the following property:_________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________ (including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared, or granted in connection with such property and including any returned or unearned premiums from any insurance financed hereunder), which property, together with all additions and substitutions hereafter pledged or deposited with Bank is called the Collateral.  The Collateral is also pledged as security for all other liabilities (primary, secondary, direct, contingent, sole, joint, or several), due or to become due or which may be hereafter contracted or acquired, of each Maker (including each Maker and any other person) to Bank and for all renewals, extensions or modifications of this note.  The surrender of this note, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for such other liabilities.
        Lender may request periodically as it deems necessary, complete and current financial statements, balance sheets, profit and loss statements, and cash flow information for Maker and Cosigner.
        Maker understands and agrees that the jury waiver, the additional agreements and provisions on the reverse side hereof, hereby incorporated by reference, constitute agreements of the Maker and a part of this note.  Maker acknowledges receipt of a completed copy of this note.

------------------------------------------------------------------------------------------------------------------------------------
        Notice to Cosigner: You are being asked to guarantee this debt. Think carefully before you do.  If the borrower doesn't pay the debt, you will have to.  Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
        You may have to pay up to the full amount of the debt if the borrower does not pay.  You may also have to pay late fees or collection costs, which increase this amount.  The Bank can collect this debt from you without first trying to collect from the borrower.  The Bank can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc.  If this debt is ever in default, that fact may become a part of your credit record.
        This notice is not the contract that makes you liable for the debt.
------------------------------------------------------------------------------------------------------------------------------------


Address: _________________________         __________________________________(Seal)         __________________________________
                                                                                                           Date

__________________________________         __________________________________(Seal)         _________________________________
                                                                                                           Date

====================================================================================================================================


__________________________        __________________________        __________________________        _________________________
        Proceeds                       Document Stamps                     Other Charges                     Note Amount


        If the variable interest rate is not applicable and if this note is payable on demand, Bank reserves, and is hereby granted the right, to adjust the interest rate from time to time by furnishing Maker with written notice of such adjusted rate, provided, however, that no such adjusted rate shall exceed the maximum rate allowed, from time to time, by law.
        Additions to reductions or exchanges of or substitutions for the Collateral, payments on account of this note or increases of the same, or other loans made partially or wholly upon the Collateral, may from time to time, be made without affecting the provisions of this note.
        If Bank deems itself insecure, or upon the happening of any of the following events, each of which shall constitute a default hereunder, all liabilities of each Maker to Bank shall thereupon or thereafter, at the option of the Bank, without notice or demand, become due and payable: (a) failure of any Obligor (which term shall mean and include each Maker, endorser, surety and guarantor of this note) to perform any agreement hereunder to pay interest hereon when due or requested or demanded or to pay other liability whatsoever to Bank when due: (b) the death of any Obligor; (c) the filing of any petition under the Bankruptcy Code, or any similar federal or state statute, by or against any Obligor; (d) an application for the appointment of a receiver of the making of a general assignment for the benefit of creditors by, or the insolvency of any Obligor; (e) the entry of a judgment against any
Obligor; (f) the issuing of any writ of attachment or writ of garnishment, or the filing of any lien, against the property of any
Obligor; (g) the taking of possession of any substantial part of the property of any Obligor at the instance of any governmental authority; (h) the dissolution, merger, consolidation, or reorganization of any Obligor; (i) the assignment by any Maker of any equity in any of the Collateral without the written consent of Bank.
        Bank is hereby given a lien upon and a security interest in all property of each Maker now or at any time hereafter in the possession of Bank in any capacity whatsoever, including but not limited to any balance of share of any deposit, trust, or agent account as security for the payment of this note and a similar lien upon and security interest in all such property of each Maker as security for the payment of all other liabilities of each Maker to Bank (including liabilities of each Maker and any other person);
and Bank shall have the same rights as to such property as it has with respect to the Collateral.
        If Bank deems itself insecure or upon the occurrence of any default hereunder Bank shall have the remedies of a secured party, under the Uniform Commercial Code and, without limiting the generality of the foregoing, Bank shall have the right, immediately and without further action by it, to set off against this note all money owed by Bank in any capacity to each or any
Obligor, whether or not due, and also to set off against all other liabilities of each Maker to Bank all money owed by Bank in any capacity to each or any Maker; and Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default even though such a charge is made or entered on the books of Bank subsequent thereto.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give Maker reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to any Maker at the address given below or at any other address shown on the records of the Bank, at least five days before the time of the sale or disposition.  Sale at a wholesale dealers' auction is a commercially reasonable disposition.  Upon disposition of any Collateral after the occurrence of any default hereunder, Maker shall be and remain liable for any deficiency; and Bank shall account to Maker for any surplus, but Bank shall have the right to apply all or any part of such surplus (or to hold the same as a reserve against) any and all other liability of each or any Maker to Bank.
The Obligers, jointly and severally, promise and agree to pay all costs and expenses of collection and reasonable attorneys' fee, including costs, expenses and reasonable attorneys' fees on appeal, if collected by legal proceedings or through an attorney at law.
Maker hereby waives any right to a trial by jury in any civil action arising out of, or based upon, this note or the Collateral.
        Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as Maker shall reasonably request in writing, but no omission to do any act not requested by Maker shall be deemed a failure to exercise reasonable care, and no omission to comply with any request of Maker shall of itself be deemed a failure to exercise reasonable care.  Bank shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties and Maker shall take all necessary steps for such purposes.  Bank or its nominee need not collect interest on or principal of any Collateral or give any notice with respect to it.
        If the Collateral shall at any time become unsatisfactory to Bank, Maker shall within one day after demand pledge and deposit with Bank as part of the Collateral additional property which is satisfactory to Bank.
        Bank shall have the right, which may be exercised at any time whether or not this note is due, to notify the Obligors on any
Collateral to make payment to Bank on any amounts due or to become due thereon.  In the event of any default hereunder, Bank shall thereafter have, but shall not be limited to, the following rights: (i) to pledge or transfer this note and the Collateral so pledged or transferred, and any pledgee or transferee shall for all purposes stand in the place of Bank hereunder and have all the rights of Bank hereunder; (ii) to transfer the whole or any part of the Collateral into the name of itself or its nominee; (iii) to vote the Collateral; (iv) to demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the
Collateral; and (v) to take control of any proceeds of Collateral.
        I HEREBY CONSENT TO THE ATTACHMENT OR GARNISHMENT OF MY EARNINGS.
        No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note. Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived by each and every Obligor.  Any notice to Maker shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to or left upon the premises at, the address show below or any other address shown on the Bank's records.
        I waive any and all privilege and rights which I may have under Chapter 47, Florida Statutes, relating to venue, as it now exists or may hereafter be amended.  I agree that any action shall be brought in the County in which the Bank's business office is located as designated above or at which the loan was closed.
        JURY WAIVER MAKER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY
HAVE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY BASED HEREON, OR ARISING
OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION
HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.  THIS
PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.  FURTHER, MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR
AGENT OF BANK, NOR THE BANK'S COUNSEL, HAS REPRESENTED EXPRESSLY OR OTHERWISE THAT BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION,
SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF THE BANK, NOR BANK'S COUNSEL, HAS THE
AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

------------------------------------------------------------------------------------------------------------------------------------
                                                             GUARANTY

        In addition to the liability as endorsers, which the undersigned hereby assume, for value received and intending to be legally bound the undersigned (and if more than one, each of them jointly and severally) (a) hereby become surety to the payee of the within note, its successors, endorsees and assigns, for the payment of the within note and hereby unconditionally guarantee the payment of the within note and all extensions or renewals thereof and all sums payable under or by virtue thereof, including, without limiation, all amounts of principal and interest and all expenses (including attorney's fees) incurred in the collection thereof, the enforcement of rights thereunder or with respect to any security therefor and the enforcement hereof, and waive presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (b) consent and agree (i) that all or any of the Collateral may be exchanged, released, surrendered or sold from time to time, (ii) that the payment of the note, or any of the liabilities of the Maker thereof, may be extended or said note renewed any number of times and for any period (whether or not longer than the original period of said note); (iii) that the holder of said note may grant any releases, compromises or indulgences with respect to said note or any extensions or renewals thereof or any security therefor or to any party named thereunder or hereunder
(including but not limited to failure or refusal to exercise one or more of the rights or remedies provided by said note); and (iv)
that any of the provisions of said note may be modified; all without notice to or consent of and without affecting the liability of the undersigned as endorsers and sureties, and further consent and agree that any of the undersigned may be sued by the holder hereof with or without joining any of the other endorsers or makers of said note and without first contemporaneously suing any such other persons, or otherwise seeking or proceeding to collect from them or any of them, and without first or contemporaneously undertaking to enforce any rights with respect to any security.

------------------------------------------------------------------------------------------------------------------------------------
        The undersigned acknowledges having received and read the NOTICE TO CO-SIGNER appearing on the reverse side hereof.
------------------------------------------------------------------------------------------------------------------------------------


_______________________________ (Date)                        _________________________________________________ (Seal)

_______________________________ (Date)                        _________________________________________________ (Seal)

_______________________________ (Date)                        _________________________________________________ (Seal)


Florida Documentary Stamp Tax Required by law in the amount of $____________________________________________________________________
Has Been Paid Or Will Be Paid Directly To The Department Of Revenue Certificate Of Registration # __________________________________


                                  EXHIBIT 1.1D




                             ANY OTHER INDEBTEDNESS



            NONE - other than the Stockholder Notes on Exhibit 1.lF

                                  EXHIBIT 1.1E



                                     LIENS




                                      NONE

                                  EXHIBIT 1.1F



                               STOCKHOLDER LOANS

I.       Shareholder/Director Loans Outstanding:

         Clark Barlow                    $  185,992
         Bill Barlow                        195,992
         Doug Hubbard                       935.992
                                         ----------
                                         $1,307.976

                                  EXHIBIT 2.3



                                MATERIAL LOSSES



                                      NONE

                                  EXHIBIT 2.4



                               PENDING LITIGATION




                                      NONE

                                  EXHIBIT 2.9



                       OBLIGOR'S OTHER PLACES OF BUSINESS

2.       Physical Business Locations:

         Transportation Safe Contractors, Inc.                 TIPCO, Inc.
         7750 Professional Place                               7750 Professional Place
         Tampa, FL 33637                                       Tampa, FL  33637

         Transportation Safety Contractors of Virginia, Inc.   Able Telcom Holding Corp.
         925 Professional Place                                1601 Forum Place
         Chesapeake, VA  23320                                 West Palm Beach, FL  33401

         BCD Communications, Inc.
         7750 Professional Place
         Tampa, FL  33637

         BCD Communications, Inc.
         7750 Professional.Place
         Tampa, FL 33637

                                  EXHIBIT 2.19



                                ALL SUBSIDIARIES



                     ABLE TELCOM HOLDING CORPORATION, INC.

               TRANSPORTATION SAFETY CONTRACTOR OF VIRGINIA, INC.

                    TRANSPORTATION SAFETY CONTRACTORS, INC.

                            BCD COMMUNICATIONS, INC.

                             H.C. INVESTMENTS, INC.

                               H.C. CONNELL, INC.

                                 EXHIBIT 3.4(a)



                   FORM FOR ADVANCES UNDER THE LINE OF CREDIT

                        Able Telcom Holding Corporation
                              Drawing Certificate
                            Revolving Line of Credit


Certified Eligible Accounts Receivable as of ___________                  $__________

Certified Eligible Inventory as of __________                             ___________

Available for Line of Credit                                              $__________

LESS:        Amount Previously Drawn and Not Repaid                       ___________

Total Available for Line of Credit as of __________                       $__________

Draw Request for                                                          $__________

Interest Rate Election (Check one)

         Prime Rate       __.__%             ______

         LIBOR            __.__%
         Margin           __.__%
         LIBOR Rate       __.__%             ______

In consideration of your continuing to make available to the undersigned certain credit accommodations, we certify that the figures presented above accurately represent the entire amount of Eligible Accounts Receivable owing to the undersigned and Eligible Inventory of the undersigned; and that such amounts continue to be pledged to you as collateral security to all Loans owing by this company to you under Term Loan, Revolving Credit and Security Agreement dated November 29, 1995, free and clear of all liens and encumbrances except in your favor. We also certify that Able Telcom Holding Corporation is not in default of any provision of said Agreement.

                                                 ABLE TELCOM HOLDING CORP.



                                                 BY:____________________________


                                                 AS ITS:________________________

                                EXHIBIT 3.4(b)
                                --------------


                  FORM FOR ADVANCES UNDER THE EQUIPMENT LOANS

                                  Able Telcom Holding Corporation
                                  Drawing Certificate
                                  Equipment Facility

Description Equipment to be Purchased:





TOTAL INVOICE FOR EQUIPMENT
        TO BE PURCHASED                                     $__________

Advance Rate (%)                                            x__________
Advance Request                                             $__________

Total Advanced under Equipment Facility
to date including this request                              $__________


In consideration of your continuing to make available to the undersigned certain credit accommodations, we certify that the figures presented above accurately represent the total costs for the Equipment to be purchased pursuant to this advance request. We certify that the equipment described above will become a portion of the collateral for the Loans as described in the Term Loan, Revolving Credit and Security Agreement dated November 29, 1995 (the "Agreement"). In addition, we agree to execute all documentation necessary to perfect the Bank's lien in accordance with the terms of the Agreement. We also certify that Able Telcom Holding Corporation is not in default of any provision of said Agreement.

                                     ABLE TELCOM HOLDING CORPORATION



                                     BY:____________________________


                                     AS ITS:________________________